ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT, dated as of the ____________ day of April, 2008, by and among Duane C. Bennett as Trustee of Northeast Nominee Trust, a Trust with a corporation with a principal place of business at (the, “Borrower”), Duane C. Bennett, an individual with an address of 191 Chestnut Street, Springfield, Massachusetts (the, “Guarantor”) ; Front Street First Corporation, a Nevada corporation with an address of 191 Chestnut Street, Springfield, Massachusetts; (“Front Street”) and CHICOPEE SAVINGS BANK (the “Bank”), a /mutual savings Bank with a principal place of business of 70 Center Street, Chicopee, Massachusetts;

W I T N ES S E T H:

WHEREAS,  the Borrower and the Bank entered into a financing agreement pursuant to which the Borrower delivered to the Bank a note dated February 15, 2005, in the original principal amount of ONE HUNDRED AND EIGHTY FIVE THOUSAND AND 00/100 ($185,000.00) DOLLARS (the “Note”) and, to secure its obligations under the Notes, Borrower granted the Bank a Commercial Mortgage and Assignment of Rents and Leases and a Loan and Security Agreement dated February 15, 2005, are hereinafter referred to as the (“Loan Documents”); and

WHEREAS, Front Street is willing to assume all of the Borrower’s outstanding obligations under the Loan Documents; and

WHEREAS, the Guarantor is willing to guaranty all of the obligations assumed by Front Street hereunder; and

WHEREAS, the Bank is willing to accept such assumption, subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the willingness of the Bank to accept such assumption, subject to the terms and conditions set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Front Street hereby agrees to assume all of the Borrower’s outstanding obligations under the Loan Documents and agrees to perform in accordance with the terms and conditions of each of the foregoing outstanding obligations as if each were originally delivered Front Street. Front street obligations to perform under the Loan Documents shall not be affected or limited by any failure or default by the Borrower prior to the date hereof.

2.	Guarantor has duly executed and delivered to the Bank a guaranty of Front Street assumption of Borrower’s obligations.

3.
All of the property described in the Mortgage shall remain in all respects subject to the lien, charge and encumbrance of the Mortgage, and nothing contained in this Agreement shall affect or be construed to affect the lien, charge and encumbrance of, or warranty of title and/or conveyance.  Additionally, except as expressly provided herein, nothing contained in this Agreement and nothing done pursuant to this Agreement shall release or affect the liability of any party or parties which may now or hereafter be liable under or on account of the Note and/or the Mortgage.  Nothing contained in this Agreement of done pursuant to this Agreement shall be construed to affect any other security or instrument, if any, held by the Mortgagor as security for or evidence of the indebtedness evidenced by the Note.

4.
This Agreement shall inure to the benefit of the Bank and its successors and assigns including any subsequent holder or holders of the Note and the term “Bank” shall include any such holder or holders whenever the context permits.

5.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

6.
This Agreement constitutes the entire contract between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby.  This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

7.
This Agreement including the validity thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

CHICOPEE SAVINGS BANK

                                        .                                       By: /s/ Guida R. Sajdak
Witness                                                                    Guida R. Sajdak
                    Vice President

                                                                                 FRONT STREET FIRST CORPORATION

/s/ Patricia Demers                                                     By: /s/ Duane C. Bennett
Witness                                                                       Duane C. Bennett

/s/ Patricia Demers                                                     By: /s/ Duane C. Bennett
Witness                                                                       Duane C. Bennett

                NORTHEAST NOMINEE TRUST

/s/ Patricia Demers                                                      By: /s/ Duane C. Bennett
Witness                                                                       Duane C. Bennett , Trustee of
                       Northeast Nominee Trust

COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.

Then personally appeared the above named, Guida R Sajdak, the Vice President of Chicopee Savings Bank and acknowledged the foregoing instrument to be the free act and deed of Chicopee Savings Bank, before me

  Notary Public
My commission Expires:  August 1, 2008

COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.

Then personally appeared the above named, Duane C. Bennett, and acknowledged the foregoing instrument to be his free act and deed, before me

/s/ Barry S. Lessard
Barry S. Lessard, Notary Public
My commission Expires:  6-20-2008

COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.

Then personally appeared the above named, Duane C. Bennett, Trustee of Northeast Nominee Trust. And acknowledged the foregoing instrument to be the free act and deed of Northeast Nominee Trust, before me

/s/ Barry S. Lessard
Barry S. Lessard, Notary Public
My commission Expires:  6-20-2008

COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.

Then personally appeared the above named, Duane C. Bennett, President, Hubbard Street, Inc. and acknowledged the foregoing instrument to be the free act and deed of Hubbard Street, Inc, before me

/s/ Barry S. Lessard
Barry S. Lessard   , Notary Public
My commission Expires:  6-20-2008